Exhibit 8.3

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP 155 NORTH WACKER DRIVE CHICAGO, ILLINOIS 60606-1720 ______ TEL: (312) 407-0700 FAX: (312) 407-0411 www.skadden.com
February 20, 2018

Potlatch Corporation

601 West 1st Avenue, Suite 1600

Spokane, Washington 99201

Re:	Certain United States Federal Income Tax Matters

Ladies and Gentlemen:

We have acted as U.S. federal income tax counsel to Potlatch Corporation (f/k/a Potlatch Holdings, Inc.), a Delaware corporation (“Potlatch”), in connection with the Agreement and Plan of Merger, dated as of October 22, 2017, by and among Potlatch, Portland Merger LLC, a Delaware limited liability company and wholly owned subsidiary of Potlatch (“Merger Sub”), and Deltic Timber Corporation, a Delaware corporation (“Deltic”) (the “Merger Agreement”), which among other things, provides for the merger (the “Merger”) of Deltic with and into Merger Sub, with Merger Sub continuing as the surviving entity in the Merger and with holders of shares of common stock of Deltic receiving, in exchange for such common stock, solely shares of common stock of Potlatch (other than cash paid in lieu of any fractional shares of Potlatch common stock that a holder of shares of Deltic common stock would otherwise have been entitled to receive), as described in the Registration Statement (File No. 333-221942) of Potlatch, on Form S-4 filed on December 7, 2017, with the Securities and Exchange Commission, as amended and supplemented through the date hereof (the “Registration Statement,” together with the Merger Agreement, the “Transaction Documents”).

You have requested our opinion regarding Potlatch’s qualification as a real estate investment trust (a “REIT”) commencing with its taxable year ending December 31, 2006.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Transaction Documents and such other documentation and information provided to us by Potlatch as we have deemed necessary or

Potlatch Corporation

February 20, 2018

appropriate as a basis for the opinion set forth herein. In addition, Potlatch has provided us with, and we are relying upon, a certificate containing certain factual statements, factual representations and covenants of officers of Potlatch (the “Officers’ Certificate”) relating to, among other things, the actual and proposed operations of Potlatch and the entities in which it holds, has held, or will hold following the Merger, a direct or indirect interest (collectively, the “Company”). For purposes of our opinion, although we are not aware of any facts inconsistent with the statements in the Officers’ Certificate, we have not independently verified all of the facts, statements, representations and covenants set forth in the Officers’ Certificate, the Transaction Documents or in any other document. In particular, we note that the Company may engage in transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. Consequently, we have relied on Potlatch’s representation that the facts, statements, representations and covenants presented in the Officers’ Certificate and other documents, or otherwise furnished to us, accurately and completely describe all material facts and matters addressed in the Officers’ Certificate. We have assumed that all such facts, statements, representations and covenants are true without regard to any qualification as to knowledge, belief, intent or materiality. Our opinion is conditioned on the continuing accuracy and completeness of such facts, statements, representations and covenants. Any material change or inaccuracy in the facts, statements, representations, and covenants referred to, set forth, or assumed herein or in the Officers’ Certificate may affect our conclusions set forth herein.

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or electronic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Our opinion is also based on the correctness of the following assumptions: (i) Potlatch and each of the entities comprising the Company has been and will continue to be operated in accordance with the laws of the jurisdiction in which each was formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Delaware or of any other jurisdiction under the laws of which any of the entities comprising the Company have been formed, and (iii) each of the written agreements to which any of the entities comprising the Company is a party has been and will be implemented, construed and enforced in accordance with its terms, including the Merger Agreement.

In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder (“Regulations”), administrative rulings and other Treasury interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive

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February 20, 2018

effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. There can be no assurance, moreover, that our opinion will be accepted by the IRS or, if challenged, by a court.

Based on and subject to the foregoing, we are of the opinion that, commencing with Potlatch’s taxable year ending on December 31, 2006, Potlatch has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its actual method of operation through the date hereof has enabled, and its proposed method of operation will enable, it to continue to meet the requirements for qualification and taxation as a REIT. As noted in the Registration Statement, Potlatch’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, its distribution levels and the diversity of its stock ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of Potlatch’s operations for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.

This opinion is furnished to you in connection with the closing of the Merger and may not be relied on by anyone else without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Skadden, Arps, Slate, Meagher & Flom LLP under the headings “Questions and Answers” and “U.S. Federal Income Taxation of Potlatch and its Stockholders—Taxation of Potlatch” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission. Except as set forth above, we express no opinion with respect to the matters addressed in this opinion. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP